UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 30, 2016

RMG NETWORKS HOLDING CORPORATION

 (Exact Name of Registrant as Specified in Charter)

Delaware	001-35534	27-4452594
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

15301 North Dallas Parkway Suite 500 Addison, TX	75001
(Address of Principal Executive Offices)	(Zip Code)

(800) 827-9666

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.     Entry into a Material Definitive Agreement.

Dealer-Manager Agreement

On November 30, 2016, RMG Networks Holding Corporation (the “Company”) entered into a Dealer-Manager Agreement (the “Dealer-Manager Agreement”) with Monarch Capital Group, LLC (“Monarch”), pursuant to which the Company engaged Monarch as the exclusive dealer-manager in connection with the Company’s planned rights offering (the “Rights Offering”). Pursuant to the Rights Offering, the Company will distribute at no charge, to holders of record of the Company’s common stock as of November 29, 2016, non-transferable subscription rights to purchase up to 7,741,909 shares of the Company’s common stock (the “Rights Offering”), at a purchase price of $0.62 per share, all as to be set forth in a prospectus supplement filed on November 30, 2016, with the Securities and Exchange Commission (the “Prospectus Supplement”).

Under the terms and subject to the conditions contained in the Dealer-Manager Agreement, Monarch will provide assistance and advice to the Company in connection with the Rights Offering. The Company has agreed to pay Monarch a fee of 7% of the gross proceeds received by us in this offering from existing stockholders exercising their basic and over-subscription privileges, excluding all proceeds received from Donald R. Wilson Jr. or Gregory H. Sachs or parties related to them (including all of the Standby Purchasers (as defined below)). The Company has also agreed to indemnify Monarch and its affiliates against certain liabilities arising under the Securities Act of 1933, as amended. Monarch will not underwrite any of the securities to be issued in the rights offering and does not make any recommendation with respect to such securities.

A copy of the Dealer-Manager Agreement is attached as Exhibit 10.1 hereto and incorporated herein by reference. The foregoing description of the Dealer-Manager Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.1.

Standby Purchase Agreement

Also on November 30, 2016, the Company entered into a Standby Purchase Agreement (the “Standby Purchase Agreement”) with 2012 DOOH Investments LLC, DRW Commodities, LLC and Children’s Trust C/U The Donald R. Wilson 2009 GRAT #1 (collectively, the “Standby Purchasers”), which collectively own approximately 33.5% of the Company’s outstanding common stock (not taking into account an aggregate of 2,533,333 shares of the Company’s common stock underlying warrants owned by one of the standby purchasers). Pursuant to the Standby Purchase Agreement, subject to certain conditions, each Standby Purchaser has agreed to acquire from the Company, at the same subscription price offered to the Company’s stockholders in the Rights Offering, its pro rata portion of up to a maximum of 5,645,161 shares of common stock that are not subscribed for pursuant to the exercise of basic subscription privileges or over-subscription privileges provided for in the Rights Offering. In particular, each Standby Purchaser has agreed that, (A) if the Rights Offering is not fully subscribed for pursuant to the basic subscription privilege, prior to the allocation of any shares pursuant to the over-subscription privileges, it will purchase its pro rata portion of the lesser of (i) the number of shares offered in the Rights Offering but not subscribed for pursuant to the basic subscription privileges or (ii) (x) 4,645,161 shares (equaling approximately $2.88 million divided by the per share subscription price), less (y ) the number of shares, if any, subscribed for by the Standby Purchasers and any of their affiliates pursuant to the exercise of the basic subscription rights, and (B) if as a result of the exercise of the basic subscription rights, the foregoing purchases by the Standby Purchasers and the exercise of the over-subscription privilege by other stockholders, the gross proceeds to the Company would be less than approximately $4.8 million, the Standby Purchasers have agreed to buy additional shares such that the Company receives approximately $4.8 million in gross proceeds but in no event will the Standby Purchasers acquire more than $3.5 million in aggregate shares of common stock (including any shares acquired by the Standby Purchasers pursuant to the exercise of their basic subscription rights and any unsubscribed shares purchased by the Standby Purchasers prior to the allocation of unsubscribed shares to other stockholders that exercise their oversubscription privilege). If the Rights Offering is fully subscribed directly by stockholders then the Standby Purchasers will not purchase any of the Company’s shares pursuant to the Standby Purchase Agreement.

Each Standby Purchaser has represented in the Standby Purchase Agreement that it is an accredited investor and that it is acquiring shares of common stock pursuant to the Standby Purchase Agreement for its own account, as principal, and with no present intention of participating, directly or indirectly, in a distribution of the standby shares so acquired in violation of the Securities Act of 1933, as amended (the “Securities Act”).  In addition, the Standby Purchasers have agreed to a lock-up arrangement pursuant to which they agreed not to transfer or dispose of the shares purchased pursuant to their standby commitment, including by means of any hedging or short sale transactions, for a period of six months following the closing of the Rights Offering, subject to customary exceptions.

The Company has agreed in the Standby Purchase Agreement to enter into a registration rights agreement with the Standby Purchasers, prior to the closing of the standby purchase arrangements and in form and substance reasonably satisfactory to the Standby Purchasers, pursuant to which the Company will agree to, as soon as practicable following the closing of the standby purchase arrangements, register all of the shares of the Company’s common stock held by the Standby Purchasers and their affiliates. The Company has also agreed in the Standby Purchase Agreement to indemnify the Standby Purchasers and their affiliates from any losses they may incur arising out of or related to the Rights Offering, the standby purchase arrangements or related matters, subject to certain exceptions.

The Standby Purchase Agreement is subject to customary closing conditions, including the consummation of the Rights Offering, the absence of any material adverse effect on the financial condition, business, properties, assets or prospects of the Company, and the Company’s execution and delivery to the Standby Purchasers of the registration rights agreement described above. The Standby Purchasers may terminate the Standby Purchase Agreement if the Company materially breaches any of its representations, warranties, covenants or obligations under the Standby Purchase Agreement and fails to cure such breach within five days of receiving written notice, or in the event of an incurable failure of a condition to close the Standby Purchase Agreement that cannot be unilaterally waived by the Company.

A copy of the Standby Purchase Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference. The foregoing description of the Standby Purchase Agreement is not complete and is qualified in its entirety by reference to Exhibit 10.2.

Item 3.02.     Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above under the heading “Standby Purchase Agreement” is incorporated herein by reference. The shares to be sold pursuant to the Standby Purchase Agreement were offered pursuant to the exemption from registration requirement of the Securities Act, afforded by Section 4(a)(2) of the Securities Act, as a transaction to accredited investors not involving a public offering.

Item 8.01.     Other Items.

On November 30, 2016, the Company issued a press release announcing the commencement of the Rights Offering. A copy of the press release is filed as Exhibit 99.8 hereto. In connection with the Rights Offering, the Company is filing items included as Exhibits 5.1, 10.1, 10.2 and 99.1 through 99.8 to this Current Report on Form 8-K for the purpose of incorporating such items as exhibits to the Company’s Registration Statement on Form S-3 (Registration No. 333-214043), to which the prospectus supplement dated November 30, 2016 relating to the Rights Offering is a part. The Company expects to utilize the net proceeds of the Rights Offering for general working capital purposes.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, LLP.
10.1	Dealer-Manager Agreement dated November 30, 2016.
10.2	Standby Purchase Agreement dated November 30, 2016.
99.1	Form of Rights Certificate.
99.2	Form of Letter to Stockholders who are Record Holders.
99.3	Form of Letter to Stockholders who are Beneficial Holders.
99.4	Form of Letter to Clients of Stockholders who are Beneficial Holders.
99.5	Form of Nominee Holder Certification Form.
99.6	Form of Beneficial Owner Election Form.
99.7	Form of Notice of Guaranteed Delivery.
99.8	Press release dated November 30, 2016.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 30, 2016

RMG NETWORKS HOLDING CORPORATION

By:  /s/ Robert R. Robinson

Name: Robert R. Robinson

Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Greenberg Traurig, LLP.
10.1	Dealer-Manager Agreement dated November 30, 2016.
10.2	Standby Purchase Agreement dated November 30, 2016.
99.1	Form of Rights Certificate.
99.2	Form of Letter to Stockholders who are Record Holders.
99.3	Form of Letter to Stockholders who are Beneficial Holders.
99.4	Form of Letter to Clients of Stockholders who are Beneficial Holders.
99.5	Form of Nominee Holder Certification Form.
99.6	Form of Beneficial Owner Election Form.
99.7	Form of Notice of Guaranteed Delivery.
99.8	Press release dated November 30, 2016.